Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

FOR RELEASE ON 2/3/05 6:00 AM

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Record Results for Fourth Quarter and Full Year;

Strong Performance Helps EPS Rise 35 Percent in 2004

ATLANTA, February 3, 2005 — Equifax Inc. (NYSE: EFX) today reported record revenue of $328 million for the fourth quarter of 2004, an increase of 12 percent from the same period last year. Earnings from continuing operations were $55 million, up 70 percent from the same period last year. Earnings per share from continuing operations (EPS) totaled $0.42, a 75 percent increase from the fourth quarter of 2003.

For the full year 2004, revenues increased 5 percent to a record $1.27 billion.  EPS from continuing operations in 2004 were $1.78 per share, a 35 percent increase from 2003.

Earnings excluding one-time adjustments, a non-GAAP financial measure, resulted in fourth quarter 2004 EPS of $0.42, a 2 percent increase from 2003. Excluding one-time adjustments for the full year, EPS were $1.62, a 9 percent increase from 2003. A reconciliation of GAAP to non-GAAP items is attached to this news release.

“By any measure, Equifax’s performance in 2004 was strong. We delivered record financial performance and added significant value to our customers and shareholders,” said Thomas F. Chapman, Equifax chairman and CEO.

Fourth quarter performance highlights compared to the fourth quarter of 2003…

•                  Cash flow from operations was $102 million, up 4 percent; free cash flow, a non-GAAP measure, was $87 million, up 8 percent;

•                  Consolidated operating margins increased to 30 percent from 20 percent;

•                  North America reported revenue of $264 million, up 11 percent;

•                  North America Information Services reported revenue of $180 million, up 13 percent;

•                  Marketing Services revenue in North America was $61 million, up 1 percent;

•                  Personal Solutions increased revenue 25 percent to $23 million;

•                  Europe revenue grew to $38 million, up 17 percent;

•                  Latin America revenue rose to $25 million, an 11 percent increase.

2004 performance highlights compared to 2003…

•                  Cash flow from operations rose to $309 million, up 5 percent; free cash flow increased to $262 million, up 9 percent;

•                  Consolidated operating margins rose to 30 percent from 26 percent;

•                  North America reported revenue of $1.04 billion, up 2%;

•                  North America Information Services revenues increased by 4 percent to $707 million;

•                  Marketing Services revenue was $236 million, down 11 percent;

•                  Personal Solutions revenue grew 38 percent to $96 million;

•                  Europe revenue was $142 million, an increase of 23 percent.

•                  Latin America revenue rose by 14 percent to $92 million;

2005 Outlook

Based on recent business trends, Equifax expects earnings per share to be between $1.69 and $1.76. This does not account for the impact of expensing share-based payments under Financial Accounting Standards Board No. 123(R), “Share-Based Payment.” Revenue growth is expected to be between 6 percent and 9 percent, excluding the regulatory recovery fee.  Free cash flow from continuing operations is expected to be in the range of $255 million to $275 million, and capital expenditures are targeted at $60 million to $70 million.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit. Equifax. Information that Empowers.

Teleconference and non-GAAP reconciliation information

Equifax’s quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.  Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures the company believes are useful to investors to assess the company’s operating performance.  These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from the non-GAAP financial measures used by other companies.  As required by SEC rules, a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under the heading “non-GAAP Financial Measures” in the Investor Center on the company’s website at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.  Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks associated with the integration of acquisitions and other investments, changes in laws and regulations governing our business, including particularly the cost of compliance with the Fair and Accurate Credit Transactions Act,  and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2003, and in our other filings with the SEC.  Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED
	December 31,
(In millions, except per share amounts)	2004	2003
Operating revenue	$327.6	$293.7
Costs and expenses:
Costs of services	138.3	116.3
Selling, general and administrative expenses	69.1	66.0
Depreciation	3.5	3.4
Amortization	17.0	19.1
Asset impairment and related charges	—	30.6
Total costs and expenses	227.9	235.4
Operating income	99.7	58.3
Other income, net	2.1	1.7
Minority interests in earnings, net of tax	(0.9)	(0.7)
Interest expense	(9.1)	(8.5)
Income from continuing operations before income taxes	91.8	50.8
Provision for income taxes	(36.6)	(18.4)
Income from continuing operations	55.2	32.4
Discontinued operations
Gain/(loss) from discontinued operations, net of income tax benefit of $0.3 and $0.0 in 2004 and 2003, respectively	2.3	(4.4)
Net Income	$57.5	$28.0
Per common share (basic):
Income from continuing operations	$0.43	$0.24
Discontinued operations	0.02	(0.03)
Net income	$0.45	$0.21
Shares used in computing basic earnings per share	129.8	133.1
Per common share (diluted):
Income from continuing operations	$0.42	$0.24
Discontinued operations	0.02	(0.03)
Net income	$0.44	$0.21
Shares used in computing diluted earnings per share	132.2	135.3
Dividends per common share	$0.03	$0.02

SEGMENT REVENUE & OPERATING INCOME

	THREE MONTHS ENDED
	December 31,
	2004	2003
Equifax revenue:
North America
Information Services	$179.8	$158.9
Marketing Services	61.0	60.5
Personal Solutions	23.3	18.7
	264.1	238.1
Europe	38.1	32.7
Latin America	25.4	22.9
	$327.6	$293.7

	2004	2003
Equifax operating income:
North America
Information Services	$76.8	$61.9
Marketing Services	21.8	19.4
Marketing Services asset impairment and related charges	—	(30.6)
Marketing Services, net	21.8	(11.2)
Personal Solutions	1.0	3.4
North America - Total	99.6	54.1
Europe	9.3	8.4
Latin America	4.7	6.1
Corporate Expense	(13.9)	(10.3)
	$99.7	$58.3

	TWELVE MONTHS ENDED
	December 31,
(In millions, except per share amounts)	2004	2003
Operating revenue	$1,272.8	$1,210.7
Costs and expenses:
Costs of services	531.5	499.7
Selling, general and administrative expenses	282.0	272.1
Depreciation	14.4	15.1
Amortization	66.7	79.0
Asset impairment and related charges	2.4	30.6
Total costs and expenses	897.0	896.5
Operating income	375.8	314.2
Other income, net	47.5	14.0
Minority interests in earnings, net of tax	(3.2)	(3.3)
Interest expense	(34.9)	(39.6)
Income from continuing operations before income taxes	385.2	285.3
Provision for income taxes	(147.9)	(104.6)
Income from continuing operations	237.3	180.7
Discontinued operations
Loss from discontinued operations, net of income tax benefit of $1.5 and $0.0 in 2004 and 2003, respectively	(2.6)	(15.8)
Net Income	$234.7	$164.9
Per common share (basic):
Income from continuing operations	$1.81	$1.35
Discontinued operations	(0.02)	(0.12)
Net income	$1.79	$1.23
Shares used in computing basic earnings per share	131.3	134.5
Per common share (diluted):
Income from continuing operations	$1.78	$1.32
Discontinued operations	(0.02)	(0.12)
Net income	$1.76	$1.20
Shares used in computing diluted earnings per share	133.5	136.7
Dividends per common share	$0.11	$0.08

SEGMENT REVENUE & OPERATING INCOME

	TWELVE MONTHS ENDED
	December 31,
	2004	2003
Equifax revenue:
North America
Information Services	$707.1	$679.8
Marketing Services	236.1	265.7
Personal Solutions	96.1	69.5
	1,039.3	1,015.0
Europe	142.0	115.8
Latin America	91.5	79.9
	$1,272.8	$1,210.7

Equifax operating income:
North America
Information Services	$299.5	$296.9
Marketing Services	74.4	48.8
Marketing Services asset impairment and related charges	(2.4)	(30.6)
Marketing Services, net	72.0	18.2
Personal Solutions	17.6	9.2
North America - Total	389.1	324.3
Europe	30.0	22.9
Latin America	17.0	20.0
Corporate Expense	(60.3)	(53.0)
	$375.8	$314.2

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	TWELVE MONTHS ENDED
	December 31,
(In millions)	2004	2003
Cash flows from operating activities:
Net income	$234.7	$164.9
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Gain on sale of investment in Intersections Inc.	(36.8)	—
Loss from discontinued operations	2.6	15.8
Depreciation and amortization	81.1	94.1
Asset impairment and related charges	2.4	30.6
Income tax benefit from stock plans	5.9	4.3
Deferred income taxes	25.3	15.8
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(17.2)	17.8
Current liabilities, excluding debt	7.6	(15.4)
Other current assets	7.9	(3.9)
Other long-term liabilities, excluding debt	2.7	(3.4)
Other assets	(7.0)	(27.7)
Other	(0.2)	0.8
Cash provided by operating activities	309.0	293.7
Investing activities:
Additions to property and equipment	(16.5)	(14.2)
Additions to other assets, net	(31.0)	(38.5)
Acquisitions, net of cash acquired	(17.4)	(40.7)
Proceeds from sale of investment in Intersections Inc.	59.4	—
Deferred payments on prior year acquisitions	(1.4)	(5.4)
Other	0.4	—
Cash used by investing activities	(6.5)	(98.8)
Financing activities:
Net short-term payments	(145.5)	(16.0)
Additions to long-term debt	0.6	113.4
Payments on long-term debt	(15.6)	(202.6)
Treasury stock purchases	(138.0)	(94.9)
Dividends paid	(15.0)	(11.2)
Proceeds from exercise of stock options	28.1	19.5
Other	(3.6)	(3.5)
Cash used by financing activities	(289.0)	(195.3)
Effect of foreign currency exchange rates on cash	(1.2)	8.3
Cash provided by discontinued operations	1.7	0.8
Increase in cash and cash equivalents	14.0	8.7
Cash and cash equivalents, beginning of year	38.1	29.4
Cash and cash equivalents, end of year	$52.1	$38.1

EQUIFAX INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In millions, except par values)	2004	2003
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$52.1	$38.1
Trade accounts receivable, net of allowance for doubtful accounts of $9.3 in 2004 and $11.1 in 2003	195.1	172.5
Other receivables	8.9	13.0
Deferred income tax assets	13.2	14.4
Other current assets	29.8	42.1
Current assets from discontinued operations	0.5	5.8
Total current assets	299.6	285.9

Property and Equipment:
Land, buildings and improvements	30.2	29.5
Data processing equipment and furniture	122.0	119.8

	152.2	149.3

Less accumulated depreciation	104.8	102.9
	47.4	46.4

Goodwill, net	747.5	724.3
Purchased Data Files, net	233.8	243.3
Other Assets, net	228.9	244.5
Assets of Discontinued Operations	—	8.9
	$1,557.2	$1,553.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term debt and current maturities	$255.7	$160.5
Accounts payable	9.7	12.5
Accrued salaries and bonuses	28.8	32.8
Other current liabilities	162.4	144.9
Current liabilities of discontinued operations	0.3	4.1
Total current liabilities	456.9	354.8

Long-Term Debt	398.5	663.0
Deferred Revenue	9.8	12.0
Deferred Income Tax Liabilities	76.6	44.3
Other Long-Term Liabilities	91.8	99.1
Liabilities of Discontinued Operations	—	8.6
Total liabilities	1,033.6	1,181.8
Commitments and Contingencies

Shareholders’ Equity:
Preferred stock, $0.01 par value: Authorized - 10.0; Issued - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0
Issued shares - 182.0 in 2004 and 180.4 in 2003
Outstanding shares - 129.4 in 2004 and 132.7 in 2003	227.5	225.5
Paid-in capital	466.9	432.5
Retained earnings	1,298.8	1,079.0
Accumulated other comprehensive loss	(267.0)	(296.1)
Treasury stock, at cost, 47.7 shares in 2004 and 42.3 shares in 2003	(1,133.4)	(995.5)
Stock held by employee benefits trusts, at cost, 4.9 shares in 2004 and 5.4 shares in 2003	(69.2)	(73.9)
Total shareholders’ equity	523.6	371.5
	$1,557.2	$1,553.3

Common Questions & Answers (Unaudited) - December 31, 2004

(Dollars in millions, except per share amounts)

1.              Can you provide a further analysis of revenue and operating income?

Equifax revenue and operating income consist of the following components:

	QTD
		% of		% of
	2004	Revenue	2003	Revenue	$ Change	% Change
Equifax revenue:
North America
Information Services	$179.8	55%	$158.9	54%	$20.9	13%
Marketing Services	61.0	18%	60.5	21%	0.5	1%
Personal Solutions	23.3	7%	18.7	6%	4.6	25%
	264.1	80%	238.1	81%	26.0	11%
Europe	38.1	12%	32.7	11%	5.4	17%
Latin America	25.4	8%	22.9	8%	2.5	11%
	$327.6	100%	$293.7	100%	$33.9	12%

		Profit		Profit
	2004	Margin	2003	Margin	$ Change	% Change
Equifax operating income:
North America
Information Services	$76.8	43%	$61.9	39%	$14.9	24%
Marketing Services	21.8	36%	19.4	32%	2.4	12%
Marketing Services asset impairment & related charges	—	0%	(30.6)	-51%	30.6	nm
Marketing Services, net	21.8	36%	(11.2)	-19%	33.0	nm
Personal Solutions	1.0	4%	3.4	18%	(2.4)	-71%
	99.6	38%	54.1	23%	45.5	84%
Europe	9.3	24%	8.4	26%	0.9	11%
Latin America	4.7	19%	6.1	27%	(1.4)	-23%
Corporate Expense	(13.9)	nm	(10.3)	nm	(3.6)	-35%
	$99.7	30%	$58.3	20%	$41.4	71%

	YTD
		% of		% of
	2004	Revenue	2003	Revenue	$ Change	% Change
Equifax revenue:
North America
Information Services	$707.1	56%	$679.8	56%	$27.3	4%
Marketing Services	236.1	19%	265.7	22%	(29.6)	-11%
Personal Solutions	96.1	7%	69.5	6%	26.6	38%
	1,039.3	82%	1,015.0	84%	24.3	2%
Europe	142.0	11%	115.8	10%	26.2	23%
Latin America	91.5	7%	79.9	6%	11.6	14%
	$1,272.8	100%	$1,210.7	100%	$62.1	5%

		Profit		Profit
	2004	Margin	2003	Margin	$ Change	% Change
Equifax operating income:
North America
Information Services	$299.5	42%	$296.9	44%	$2.6	1%
Marketing Services	74.4	32%	48.8	18%	25.6	52%
Marketing Services asset impairment & related charges	(2.4)	-1%	(30.6)	-12%	28.2	nm
Marketing Services, net	72.0	30%	18.2	7%	53.8	nm
Personal Solutions	17.6	18%	9.2	13%	8.4	91%
	389.1	37%	324.3	32%	64.8	20%
Europe	30.0	21%	22.9	20%	7.1	31%
Latin America	17.0	19%	20.0	25%	(3.0)	-15%
Corporate Expense	(60.3)	nm	(53.0)	nm	(7.3)	-14%
	$375.8	30%	$314.2	26%	$61.6	20%

nm - not meaningful

2.              Can you provide a further breakdown of revenue in the Equifax North America segment?

Equifax North America revenue consists of the following components:

	QTD Revenue
	Q4	% of	Q4	% of
	2004	Revenue	2003	Revenue	$ Change	% Change
Equifax North America Revenue:
U.S. Consumer and Commercial Services	$134.4	51%	$119.6	50%	$14.8	12%
Mortgage Services	18.8	7%	15.2	7%	3.6	24%
Canadian Operations	26.6	10%	24.1	10%	2.5	10%
Total North America Information Services	179.8	68%	158.9	67%	20.9	13%
Credit Marketing Services	36.4	14%	36.1	15%	0.3	1%
Direct Marketing Services	24.6	9%	24.4	10%	0.2	1%
Total Marketing Services	61.0	23%	60.5	25%	0.5	1%
Personal Solutions	23.3	9%	18.7	8%	4.6	25%
	$264.1	100%	$238.1	100%	$26.0	11%

tax credits and increased state taxes payable due to a reduction in the availability of state tax NOL’s for use in 2004.

	YTD Revenue
		% of		% of	YOY	YOY
	2004	Revenue	2003	Revenue	$ Change	% Change
Equifax North America Revenue:
U.S. Consumer and Commercial Services	$532.6	51%	$517.3	51%	$15.3	3%
Mortgage Services	75.5	7%	71.6	7%	3.9	5%
Canadian Operations	99.0	10%	90.9	9%	8.1	9%
Total North America Information Services	707.1	68%	679.8	67%	27.3	4%
Credit Marketing Services	139.5	14%	149.8	15%	(10.3)	-7%
Direct Marketing Services	96.6	9%	115.9	11%	(19.3)	-17%
Total Marketing Services	236.1	23%	265.7	26%	(29.6)	-11%
Personal Solutions	96.1	9%	69.5	7%	26.6	38%
	$1,039.3	100%	$1,015.0	100%	$24.3	2%

3.              Can you provide a breakout of costs of services and SG&A as a percent of sales?

Operating expenses as a percent of revenue are as follows for continuing operations:

	Q4
	2004	2003
Operating Expenses:
Cost of services	42%	40%
Selling, general and administrative	21%	22%
Depreciation and amortization	6%	8%
Asset impairment and related charges	0%	10%
	69%	80%

4.              Can you give depreciation and amortization by segment?

Depreciation and amortization is as follows:

	2004		2003
	Q4	Q3	Q4	Q3
Depreciation & Amortization:
Equifax North America	$13.5	$13.0	$15.7	$17.4
Equifax Europe	2.6	2.2	3.0	2.8
Equifax Latin America	1.6	2.1	1.5	1.4
General Corporate	2.8	1.7	2.3	3.3
	$20.5	$19.0	$22.5	$24.9

5.              What was the currency impact on the foreign operations?

The favorable US dollar impact on revenue and operating income is as follows:

	2004 Revenue		2004 Operating Income
	Q4%		Q4%
Canada	$2.0	8%	$0.7	8%
Europe	3.2	10%	0.9	9%
Latin America	0.9	4%	0.1	2%
	$6.1	2%	$1.7	3%

6.              What was your cash flow from operations for the fourth quarter 2004 and 2003?

Cash provided by operating activities was $101.8 million and $97.6 million for the fourth quarter of 2004 and 2003, respectively.

7.              What was the level of debt?

Total debt was comprised of the following:

	December 31,
	2004	2003
Senior Notes and Debentures - Long-term	$398.5	$648.1
Senior Notes and Debentures - Current	249.9	—
Revolving Credit Facility	—	137.1
Other Long-term Obligations	—	14.9
Other Short-term Debt & Current Maturities	5.8	23.4
	$654.2	$823.5

On August 20, 2004, Equifax entered into a new five-year, $500 million senior unsecured revolving credit facility with a group of banks to replace its existing $465 million revolving credit facility.  No borrowings were outstanding under our facility at December 31, 2004.

8a.        What was the level of capital spending in the fourth quarter of 2004 and 2003?

Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2004	2003
	Q4	Q4
Capital expenditures	$14.5	$16.8

8b.        Of the fourth quarter capital spending, how much was FACT Act related?

	2004
	Q4	YTD
FACT Act capital expenditures	$2.2	$9.2

9.              What is the current authorization amount for stock buyback?

As of December 31, 2004, approximately $239.3 million remained authorized for future share repurchases. We invested $34.9 million in open market stock purchases during the fourth quarter of 2004.

10.       Why is other income $47.5 million for 2004 YTD compared to $14.0 million for the same period last year?

On May 5, 2004, Equifax, through its wholly owned subsidiary CD Holdings, Inc., completed the sale of 3,755,792 shares of common stock it owned in Intersections Inc., a provider of identity theft protection and credit management services, in an underwritten public offering for net proceeds of $59.4 million. Immediately prior to the public offering, CD Holdings converted a $20.0 million senior secured convertible note issued to it by Intersections in November 2001 into 3,755,792 shares of Intersections common stock, or approximately 26.9% of Intersections’ outstanding stock before its public offering.

The book value of our investment in Intersections was $22.3 million, including accrued interest of $2.3 million. In the second quarter of 2004, we recorded, net of income taxes of $13.8 million, a net gain of $23.0 million.

11.       Why did the effective tax rate change from 37.5% in Q1 and Q2 to 39.9% for the fourth quarter of 2004 and an effective tax rate of 38.4% for 2004?

The increase in our effective tax rate is primarily the result of increased tax expense due to limitations on our ability to utilize foreign tax credits and increased state taxes payable due to a reduction in the availability of state tax NOL’s for use in 2004.

Non-GAAP Financial Measures (Unaudited) - December 31, 2004

A.            Revenue excluding Mortgage-related and eMarketing revenue

RECONCILIATION OF REVENUE TO REVENUE EXCLUDING MORTGAGE-RELATED AND eMARKETING REVENUE

Quarter

	Q4 2004	Q4 2003	Increase

Revenue	$327.6	$293.7	12%

Less: mortgage-related and eMarketing revenue	52.3	45.6

Revenue excluding Mortgage-related and eMarketing revenue	$275.3	$248.1	11%

YTD

	2004	2003	Increase

Revenue	$1,272.8	$1,210.7	5%

Less: mortgage-related and eMarketing revenue	220.0	249.4

Revenue excluding Mortgage-related and eMarketing revenue	$1,052.8	$961.3	10%

B.            Free Cash Flow

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003	Increase

Cash provided by operating activities for the three months ended December 31, 2004 and 2003	$101.8	$97.6	4%

Adjustments to reconcile cash provided by operating activities for the three months ended December 31, 2004 and 2003, to free cash flow for the three months ended December 31, 2004 and 2003:

Additions to property and equipment for the three months ended December 31, 2004 and 2003	(6.0)	(3.2)
Additions to other assets, net, for the three months ended December 31, 2004 and 2003	(8.5)	(13.6)
Free cash flow for the three months ended December 31, 2004 and 2003	$87.3	$80.8	8%

YTD

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003, TO FREE CASH FLOW FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003	Increase

Cash provided by operating activities for the twelve months ended December 31, 2004 and 2003	$309.0	$293.7	5%

Adjustments to reconcile cash provided by operating activities for the twelve months ended December 31, 2004 and 2003, to free cash flow for the twelve months ended December 31, 2004 and 2003:

Additions to property and equipment for the twelve months ended December 31, 2004 and 2003	(16.5)	(14.2)
Additions to other assets, net, for the twelve months ended December 31, 2004 and 2003	(31.0)	(38.5)
Free cash flow for the twelve months ended December 31, 2004 and 2003	$261.5	$241.0	9%

C.            Income from continuing operations excluding the effect of the sale of investment, asset impairment and related charges

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE SALE OF INVESTMENT, ASSET IMPAIRMENT AND RELATED CHARGES

	YTD 2004			YTD 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Income from continuing operations	$385.2	$237.3	$1.78	$285.3	$180.7	$1.32
Sale of investment in Intersections	(36.8)	(23.0)	$(0.17)	—	—	$—
Asset impairment and related charges	2.4	1.5	$0.01	30.6	22.6	$0.17
Income from continuing operations - excluding sale of investment, asset impairment and related charges	$350.8	$215.8	$1.62	$315.9	$203.3	$1.49

	4th Quarter 2004			4th Quarter 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Income from continuing operations	$91.8	$55.2	$0.42	$50.8	$32.4	$0.24
Asset impairment and related charges	—	—	$—	30.6	22.6	$0.17
Income from continuing operations - excluding asset impairment and related charges	$91.8	$55.2	$0.42	$81.4	$55.0	$0.41

D.            Projected Free Cash Flow for the Twelve Months ending December 31, 2005

RECONCILIATION OF ESTIMATED CASH PROVIDED BY OPERATING ACTIVITIES FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2005 TO ESTIMATED FREE CASH FLOW FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2005

Estimated cash provided by operating activities for the twelve months ending December 31, 2005	$ 315 -	345
Adjustments to reconcile estimated cash provided by operating activities for the twelve months ending December 31, 2005, to free cash flow for the twelve months ending December 31, 2005:
Estimated additions to property and equipment and other assets, net for the year ending December 31, 2005	60 -	70
Estimated free cash flow for the twelve months ending December 31, 2005	$ 255 -	275

Notes to our Non-GAAP Financial Measures

Revenue excluding Mortgage-related and eMarketing revenue is a Non-GAAP financial measure and is intended to supplement investors’ understanding of our core business activities, unaffected by the fluctuations of the mortgage industry and the performance of our eMarketing business. Revenue excluding Mortgage-related and eMarketing revenue is useful to management and investors for comparative purposes.

We calculate free cash flow by subtracting capital-related expenditures from cash provided by operations. Free cash flow is useful to management and the Company’s investors in measuring the cash generated by the Company that is available to be used for business and strategic initiatives. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

Equifax believes that income from continuing operations excluding the effect of the sale of investment, asset impairment and related charges is a measure that should be presented in addition to income from continuing operations determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating this non-GAAP financial measure:

• Equifax reviews the operating results of its businesses excluding the impact of the sale of investment, asset impairment and related charges because it provides an additional basis of comparison. We believe that these items are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current, and future periods.

• Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

• Asset impairment and related charges are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about asset impairment and related charges.